UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 26, 2009



                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)


   North Carolina                   000-22787                   56-2028446
   (State or other              (Commission File             (I.R.S. Employer
   jurisdiction of                   Number)              Identification Number)
   incorporation)



            6114 U.S. 301 South
         Four Oaks, North Carolina                          27524
  (Address of principal executive offices)               (Zip Code)



                                 (919) 963-2177
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On October 26, 2009, Four Oaks Fincorp, Inc. (the "Company"), its wholly-owned subsidiary, Four Oaks Bank & Trust Company (the "Bank"), and Nuestro Banco ("Nuestro") entered into an amendment (the "First Amendment") to the definitive merger agreement, dated as of April 29, 2009 by and among the Company, the Bank, and Nuestro (the "Merger Agreement"), pursuant to which Nuestro will merge with and into the Bank.

The First Amendment amends Section 9.1(c) of the Merger Agreement in order to change the date upon which the Company and the Bank, on the one hand, or Nuestro, on the other hand, may terminate the Merger Agreement from October 31, 2009 to November 30, 2009. This description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is attached hereto as
Exhibit 2.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)   Exhibits.

      Exhibit No.        Description of Exhibit

      2.1 First Amendment to Merger Agreement, dated as of October 26, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FOUR OAKS FINCORP, INC.


                                                 By: /s/ Nancy S. Wise
                                                     ---------------------------
                                                     Nancy S. Wise
                                                     Executive Vice President,
                                                     Chief Financial Officer

Date:  October 27, 2009

                                  EXHIBIT INDEX


      Exhibit No.        Description of Exhibit

      2.1 First Amendment to Merger Agreement, dated as of October 26, 2009, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company and Nuestro Banco